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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                         GENERAL GROWTH PROPERTIES, INC.

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      1. The name of the corporation (which is hereinafter referred to as the
"Corporation") is "General Growth Properties, Inc."

      2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 1986, under the name "General Growth Partners, Inc."

      3. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 6, 1993.

      4. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 24, 1995 (the "Original Certificate").

      5. The provisions of the Original Certificate as heretofore amended and/or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of General Growth Properties, Inc., without further amendment and without any discrepancy between the provisions of the Original Certificate as heretofore amended and/or supplemented and the provisions of the said single instrument hereinafter set forth.

      6. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                                    ARTICLE I

      The name of the corporation (which is hereinafter referred to as the "Corporation") shall be General Growth Properties, Inc.

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

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                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

      A. Classes and Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Eight Hundred Eighty Million (880,000,000) shares, consisting of (i) Five Million (5,000,000) shares of preferred stock, par value $100.00 per share (the "Preferred Stock") and (ii) Eight Hundred Seventy-Five Million (875,000,000) shares of common stock, par value $0.01 per share (the "Common Stock").

      B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i) The designation of the series, which may be by distinguishing number, letter or title.

                  (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                  (iv) Dates at which dividends, if any, shall be payable.

                  (v) The redemption rights and price or prices, if any, for shares of the series.

                  (vi) The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series.

                  (vii) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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                  (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (x) The voting rights, if any, of the holders of shares of the series.

            The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series A Junior Participating Preferred Stock as originally filed with the Secretary of State of the State of Delaware on November 18, 1998 are as set forth in Appendix A hereto and are incorporated by reference.

            The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 8.5% Cumulative Convertible Preferred Stock, Series C as originally filed with the Secretary of State of the State of Delaware on July 10, 2002 are as set forth in Appendix B hereto and are incorporated by reference.

            The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 8.95% Cumulative Redeemable Preferred Stock, Series G as originally filed with the Secretary of State of the State of Delaware on April 17, 2002 and as subsequently corrected are as set forth in Appendix C hereto and are incorporated by reference.

            The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 7% Cumulative Convertible Preferred Stock, Series H as originally filed with the Secretary of State of the State of Delaware on November 27, 2002 are as set forth in Appendix D hereto and are incorporated by reference.

      C.    Common Stock.

            (1) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

            (2) Dividend Rights. Except as otherwise provided in this Certificate of Incorporation, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

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            (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

            (4) Voting Rights. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.

      D.    Restrictions on Transfer: Designation of Shares-in-Trust.

            (1) Definitions. The following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner", "Beneficially Owns", and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subparagraph E(1) of this Article IV.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Bucksbaum Group" shall mean (i) Martin Bucksbaum and Matthew Bucksbaum (the "Bucksbaums"); and (ii) any stockholder of the Corporation whose shares of Equity Stock are Beneficially Owned and/or Constructively Owned by the Bucksbaums.

                  "Bylaws" shall mean the Bylaws of the Corporation.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Constructive Ownership" shall mean ownership of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

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                  "Equity Stock" shall mean stock that is either Preferred Stock or Common Stock and shall include all shares of Preferred Stock or Common Stock that are held as Shares-in-Trust in accordance with the provisions of paragraph
E of this Article IV.

                  "Existing Holder" shall mean the Bucksbaum Group.

                  "Existing Holder Limit" shall mean, initially, the greater of the Ownership Limit and the percentage of the value of the outstanding Common Stock Beneficially Owned by the Existing Holder immediately after the Initial Public Offering, and after any adjustment pursuant to subparagraph D(10) of this
Article IV, shall mean such percentage of the outstanding Equity Stock as so adjusted.

                  "GGP Partnership Agreement" shall mean the agreement of limited partnership establishing GGP Limited Partnership, a Delaware limited partnership.

                  "Initial Public Offering" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or the applicable Existing Holder Limit (in the case of an Existing Holder), including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other

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disposition of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

                  "Ownership Limit" shall initially mean 7.5% of the value of the outstanding Equity Stock of the Corporation, and after any adjustment as set forth in subparagraph D(11) of this Article IV, shall mean such greater percentage (but not more than 9.8%) of the value of the outstanding Equity Stock as so adjusted.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of subparagraph E(5) hereof.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (other than a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subparagraph (D)(3) of this Article IV, would own record title to shares of Equity Stock.

                  "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

                  "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Rights" shall mean the rights granted under the GGP Partnership Agreement to the limited partners, including members of the Bucksbaum Group, to acquire Common Stock.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                  "Trust" shall mean any separate trust created pursuant to subparagraph D(3) of this Article IV and administered in accordance with the terms of subparagraph E of this Article IV, for the exclusive benefit of any Beneficiary.

                  "Trustee" shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

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                  "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

            (2)   Restriction on Transfers.

                  (a) Except as provided in subparagraph D(9) of this Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Existing Holder Limit for such Existing Holder.

                  (b) Except as provided in subparagraph D(9) of this Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (c) Except as provided in subparagraph D(9) of this Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning or Constructively Owning Equity Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such excess shares of Equity Stock.

                  (d) Except as provided in subparagraph D(9) of this Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially or Constructively Owned (determined without reference to any rules of attribution) by the transferee; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (e) From the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

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            (3)   Transfer in Trust.

                  (a) If, notwithstanding the other provisions contained in this
Article IV, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or Existing Holder Limit (in the case of an Existing Holder), then, (i) except as otherwise provided in subparagraph D(9), the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit, as the case may be; and
(ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with subparagraph E of this
Article IV, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

                  (b) If, notwithstanding the other provisions contained in this
Article IV, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then (i) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and (ii) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of subparagraph E of this Article IV, transferred automatically and by operation of law to the Trust to be held in accordance with that subparagraph E. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

            (4) Remedies for Breach. If the Corporation or its designees shall at any time determine in good faith that a Transfer has taken place in violation of subparagraph D(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subparagraph D(2) of this Article IV, the Corporation or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or acquisition, including but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

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            (5)   Notice of Restricted Transfer. Any Person who acquires or
attempts to acquire shares of Equity Stock in violation of subparagraph D(2) of this Article IV, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of subparagraph D(3) of this
Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

            (6) Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                  (a) every Beneficial Owner or Constructive Owner of more than 1%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after each of January 1 and June 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

                  (b) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

            (7) Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and ensure compliance with the Ownership Limit and Existing Holder Limit.

            (8) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph D of this Article IV, including any definition contained in subparagraph D(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph D with respect to any situation based on the facts known to it.

            (9) Exception. The Corporation, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in subparagraph D(2)(d) and/or subparagraph D(2)(e) will not be violated, may exempt a Person from the Ownership Limit or Existing Holder Limit, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code or is an underwriter which participates in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's

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Beneficial Ownership of Equity Stock will violate the Ownership Limit or
Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to subparagraph D(3) of this Article IV.

            (10) Modifications of Existing Holding Limits. The Existing Holder Limit shall be modified as follows:

                  (a) Upon any exercise of Rights pursuant to the GGP Partnership Agreement, or the acquisition of Equity Stock by the Bucksbaum Group, the Ownership Limit and/or the Existing Holder Limit for each affected Person shall be increased, pro rata in accordance with the number of shares of Common Stock to be received by such Person, to the maximum extent possible under subparagraph D(12) to permit the Beneficial Ownership or Constructive Ownership of the shares of Common Stock issuable upon such exercise or acquisition.

                  (b) Subject to the limitations contained in subparagraph D(12), the Board of Directors may grant stock options which result in Beneficial Ownership or Constructive Ownership of Equity Stock by an Existing Holder pursuant to a stock option plan approved by the stockholders of the Corporation. Any such grant of stock options shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subparagraph D(12) to permit the Beneficial Ownership or Constructive Ownership of the shares of Equity Stock issuable upon exercise of such stock options.

                  (c) The Board of Directors may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this subparagraph D by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in subparagraph D(10)(b).

            (11) Modification of Ownership Limit. Subject to the limitations contained in subparagraph D(12), the Board of Directors may from time to time increase or decrease the Ownership Limit.

            (12)  Limitations on Modifications.

                  (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased or decreased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Stock (including all of the then Existing Holders) could (assuming ownership of shares by all Persons other than Existing Holders equal to the Ownership Limit) Beneficially Own, in the aggregate, more than 50% of the outstanding Equity Stock.

                  (b) Prior to any modifications of any Existing Holder Limit or Ownership Limit, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

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                  (c) No Existing Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

                  (d) The Ownership Limit may not be increased to a percentage that is greater than 9.8%.

            (13) Legend. Each certificate for Equity Stock shall bear the following legend:

            "The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

            (14) Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      E.    Shares-in-Trust.

            (1) Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to subparagraph D(3) of this Article IV shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five (5) days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to subparagraph D(3) of this
Article IV shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of subparagraph E(5) of this Article IV, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

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            (2)   Dividend Rights. The Trustee, as record holder of
Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subparagraph D(3) of this Article IV, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

            (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Stock. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subparagraph E(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

            (4) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Equity Stock under subparagraph D(3) of this Article IV, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

            (5) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust under subparagraph D(3) of this Article IV. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to subparagraph E(6) of this Article IV.

            (6) Compensation to Record Holder of Shares of Equity Stock that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-In-Trust and subsequent designation of the Permitted Transferee in accordance with subparagraph D(5) of this Article IV) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with subparagraph E(5) of this Article IV. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this subparagraph E(6) of this Article IV shall be distributed to the Beneficiary in accordance with the provisions of subparagraph E(5) of this Article IV. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with paragraph E of this Article IV by, such Trustee or the Corporation.

            (7) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to subparagraph D(5) of this Article IV.

      F. Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the GCL, other applicable laws and this Certificate.

                                    ARTICLE V

                  (a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to (i) make, alter, amend or repeal the By-laws of the Corporation; provided, however, that a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, may alter, amend or repeal any provision of the By-laws, and (ii) from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as provided in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

                  (b) The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this
Article V.

                                   ARTICLE VI

                  (a) Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

                  (b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  (c) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1996. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  (d) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 75% of the then outstanding Voting Stock, voting together as a single class.

                  (e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article VI.

                  (f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting as a single class, and the approval of the Board of Directors shall be required to terminate the Corporation's status as a real estate investment trust.

                                   ARTICLE VII

      Each person who is or was or who agrees to become a director or officer of the Corporation, or each such person who is or was serving or who agrees to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VII. Any amendment or repeal of this Article VII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                  ARTICLE VIII

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

      In determining what is in the best interest of the Corporation, a director of the Corporation shall consider the interests of the stockholders of the Corporation and, in his or her discretion, may consider (a) the interests of the Corporation's employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                                    ARTICLE X

      The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX, provided, however, that any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE XI

      Subject to the rights of the holders of any series of Preferred Stock as set forth on a Preferred Stock Designation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article XI.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its Executive Vice President and Chief Financial Officer this 9th day of February, 2006.

                                        GENERAL GROWTH PROPERTIES, INC.

                                        By:  /s/ Bernard Freibaum
                                           -------------------------------------
                                           Bernard Freibaum, Executive Vice
                                           President and Chief Financial Officer

                                   APPENDIX A

                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                         GENERAL GROWTH PROPERTIES, INC.

                    ----------------------------------------------

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                    ----------------------------------------------


      General Growth Properties, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 18, 1998:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Second Amended Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $100.00 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

      Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

      Section 2. Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:-

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided the Restated Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4.  Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

            (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

      IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Executive Vice President and Chief Financial Officer this 18th day of November, 1998.

                                           GENERAL GROWTH PROPERTIES, INC.

                                           By:  /s/ Bernard Freibaum
                                                ------------------------------
                                                Bernard Freibaum
                                                Executive Vice President
                                                 and Chief Financial Officer

                                   APPENDIX B

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

              8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

                                       OF

                         GENERAL GROWTH PROPERTIES, INC.

     Pursuant to Section 151 of the General Corporation Law of the State Of
                                    Delaware

      General Growth Properties, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution creating a series of its preferred stock, par value $100 per share, liquidation preference $1,000 per share, designated as the 8.5% Cumulative Convertible Preferred Stock, Series C, has been adopted by the Board of Directors of the Corporation (the "Board") on June 28, 2002 pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and by the Preferred Stock Pricing Committee of the Board on July 9, 2002 pursuant to the authority conferred upon such Committee by the Board in accordance with Section 141(c) of the DGCL.

      WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in its Certificate of Incorporation, to provide for the issuance of preferred stock in series and to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and

      WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the "8.5% Cumulative Convertible Preferred Stock, Series C" and the number of shares constituting such preferred stock.

      NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 8.5% Cumulative Convertible Preferred Stock, Series C on the terms and with the provisions herein set forth :

I.    Certain Definitions

      As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Capital Stock" shall mean Common Stock or Preferred Stock. The term "Capital Stock" shall not include convertible debt securities.

      "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

      "Dividend Payment Date" shall mean, with respect to any Dividend Period, the payment date for the dividend declared by the Company on its shares of Common Stock for such Dividend Period or, if no such payment date is established, the last business day of such Dividend Period.

      "Dividend Period" shall mean the quarterly period that is then the dividend period with respect to the Common Stock or, if no such dividend period is established, the calendar quarter shall be the Dividend Period; provided that the initial dividend period with respect to any share of Series C Preferred Stock shall commence on the date of issuance thereof and end on and include the last day of the then current quarterly period that is then the dividend period with respect to the Common Stock and the dividend period in which the final liquidation payment is made shall commence on the first day following the immediately preceding Dividend Period and end on the date of such final liquidation payment).

      "Fair Market Value" shall mean the average of the daily Closing Price during the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the day in question with respect to the issuance or distribution requiring such computation.

      "Fifteenth Anniversary Date" shall mean July 10, 2017.

      "Ownership Limitations" shall mean the restrictions on transferability and ownership described in Article IV of the Certificate of Incorporation, specifically, that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series C Preferred Stock, is restricted.

      "Preferred Stock" shall mean the preferred stock, par value $100 per share, of the Company.

      "Series A Preferred Stock" shall mean the Preferred Stock designated as 7.25% Preferred Income Equity Redeemable Stock, Series A.

      "Series B Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Preferred Stock, Series B.

      "Series G Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Preferred Stock, Series G.

      "Series B Preferred Units" shall mean the 8.5% Series B Cumulative Convertible Preferred Units of limited partnership in GGP Limited Partnership, a Delaware limited partnership.

      Capitalized terms used herein without definition shall have the meanings set forth in the Certificate of Incorporation.

II.   Designation and Number of Shares

         A series of Preferred Stock, designated the "8.5% Cumulative Convertible Preferred Stock, Series C" (the "Series C Preferred Stock"), is hereby established. The par value of the Series C Preferred Stock is $100 per share, which is not a change in the par value of the shares of Preferred Stock as set forth in the Certificate of Incorporation. The authorized number of shares of Series C Preferred Stock shall be 71,320.

III.  Rank

      The Series C Preferred Stock, with respect to payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be deemed to rank:

      (a) senior to all classes or series of Common Stock and to all Capital Stock of the Company the terms of which provide that such Capital Stock shall rank junior to the Series C Preferred Stock;

      (b) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series G Preferred Stock and each other series of Preferred Stock issued by the Company which does not provide by its express terms that it ranks junior in right of payment to the Series C Preferred Stock with respect to payment of dividends or amounts upon liquidation, dissolution or winding-up; and

      (c) junior to any class or series of Capital Stock issued by the Company that ranks senior to the Series C Preferred Stock in accordance with Section IV(d).

IV.   Voting

      (a) Holders of shares of the Series C Preferred Stock shall not have any voting rights, except as provided by applicable law and as described below in this Section IV.

      (b) If and whenever six quarterly dividends on the Series C Preferred Stock, whether or not earned or declared, shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two and the holders of shares of the Series C Preferred Stock (voting separately as a single class (regardless of series) with all other Capital Stock of the Company upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to elect two additional directors (the "Preferred Stock Directors") to serve on the Board at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Parity Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Parity Preferred Stock shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and Parity Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Parity Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.

      (c) So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by the holders of a majority of the votes of the outstanding Series C Preferred Stock and the other series of Parity Preferred Stock voting as a single class. Any Preferred Stock Director may be removed only for cause and only by the holders of record of seventy-five percent (75%) of the votes of the outstanding shares of Series C Preferred Stock voting separately as a class with all other series of Parity Preferred Stock. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

      (d) So long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of Capital Stock ranking prior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or reclassify any authorized shares of Capital Stock of the Company into such Capital Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such Capital Stock; or
(ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger or consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof. Notwithstanding anything to the contrary contained herein, none of the following shall be deemed to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of shares of Series C Preferred Stock: (X) the occurrence of any Event so long as either (1) the Company is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged or (2) interests in an entity having substantially the same rights and terms as the Series C Preferred Stock are substituted for the Series C Preferred Stock, (Y) any increase in the amount of the authorized Preferred Stock or Common Stock or the creation or issuance of any other series of Preferred Stock or Common Stock or any increase in the amount of authorized or issued Common Stock, Series C Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, and (Z) the dissolution, liquidation and/or winding up of the Company.

      (e) For purposes of the foregoing provisions of this Section IV, each share of Series C Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

V. Dividends

      (a) With respect to each Dividend Period and subject to the rights of the holders of shares of Preferred Stock ranking senior to or on parity with the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Company legally available for the payment of dividends, quarterly cumulative cash dividends in an amount per share of Series C Preferred Stock equal to the greater of (i) $21.25 and (ii) the amount of the regular quarterly cash dividends for such Dividend Period upon the number of shares of Common Stock (or portion thereof) into which such Series C Preferred Stock is then convertible in accordance with Section VII hereof (but, with respect to any Dividend Period ending after the Fifteenth Anniversary Date, no amount shall be paid in respect of clause (ii) of this paragraph in respect of the portion of such Dividend Period occurring after the Fifteenth Anniversary Date). Notwithstanding anything to the contrary contained herein, the amount of dividends described under each of clause (i) and (ii) of this paragraph for the initial Dividend Period, or any other period shorter than a full Dividend Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. The dividends on the Series C Preferred Stock for each Dividend Period shall, if and to the extent declared or authorized by the Board, be paid in arrears (without interest or other amount) on the Dividend Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared or authorized. The record date for dividends to the holders of shares of Series C Preferred Stock for any Dividend Period shall be the same as the record date for the dividends to the holders of shares of Common Stock for such Dividend Period (or, if no such record is set for the Common Stock, the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on the shares of Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any dividend payment or payments on the Series C Preferred Stock, whether or not in arrears.

      (b) No dividend on the Series C Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series C Preferred Stock shall accumulate whether or not any of the foregoing restrictions exist

      (c) Except as provided in subsection V(d) herein, so long as any shares of Series C Preferred Stock are outstanding, (i) no dividends (other than in Common Stock or other Capital Stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set apart for payment upon the Common Stock or any other class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, on a parity with or junior to the Series C Preferred Stock, for any period and (ii) no Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes) unless, in the case of either clause (i) or (ii), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods ending on or prior to the dividend payment date for the Common Stock or such other class or series of Capital Stock or the date of such redemption, purchase or other acquisition.

      (d) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series C Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Capital Stock does not have a cumulative dividend) bear to each other.

      (e) The holders of the shares of Series C Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends as described in V(a) above.

VI.   Liquidation Preference

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other Capital Stock ranking junior to the Series C Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of shares of the Series C Preferred Stock shall, with respect to each such share, be entitled to receive, out of the assets of the Company available for distribution to stockholders after payment or provision for payment of all debts and other liabilities of the Company, an amount equal to the greater of (i) $1,000.00, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution and (ii) the amount that a holder of such share of Series C Preferred Stock would have received upon final distribution in respect of the number of shares of Common Stock into which such share of Series C Preferred Stock was convertible immediately prior to such date of final distribution (but no amount shall be paid in respect of the foregoing clause
(ii) after the Fifteenth Anniversary Date). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock, are insufficient to pay in full the preferential amount aforesaid on the shares of Series C Preferred Stock and liquidating payments on any other shares of any class or series of Capital Stock ranking, as to payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Company, on a parity with the Series C Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and such other stock if all amounts payable thereon were paid in full. For the purposes of this Section VI, none of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Company.

      (b) Written notice of such liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

      (c) After payment of the full amount of liquidating distributions to which they are entitled, the holders of shares of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

VII. Conversion. Holders of shares of Series C Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

      (a) A holder of shares of Series C Preferred Stock shall have the right, at such holder's option, at any time (subject to the proviso contained in the immediately succeeding sentence), to convert any whole number of shares of Series C Preferred Stock, in whole or in part, into shares of Common Stock. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing (i) the $1,000 face amount per each share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the end of the last Dividend Period ending prior to the conversion (but without duplication of the dividends, if any, which the holder of such share of Series C Preferred Stock is entitled to receive for such last Dividend Period pursuant to the third paragraph of Section VII (b) hereof or in respect of the shares of Common Stock into which such Series C Preferred Stock is converted) by (ii) a conversion price of $50 per share of Common Stock (equivalent to an initial anticipated conversion rate of 20 shares of Common Stock for each share of Series C Preferred Stock), subject to adjustment as described in Section VII(c) hereof (the "Conversion Price"); provided, however, that the right to convert shares of Series C Preferred Stock may not be exercised after the Fifteenth Anniversary Date. No fractional shares of Common Stock will be issued upon any conversion of shares of Series C Preferred Stock. Instead, the number of shares of Common Stock to be issued upon each conversion shall be rounded to the nearest whole number of shares of Common Stock.

      (b) To exercise the conversion right, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the principal office of the Company accompanied by a written notice to the Company (the "Conversion Notice") indicating that the holder thereof elects to convert such share of Series C Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each share of Series C Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

      As promptly as practicable after the surrender of certificates for shares of Series C Preferred Stock and delivery of the Conversion Notice as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on the holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section VII. In addition, the Company shall issue and deliver to such holder a certificate or certificates evidencing any shares of Series C Preferred Stock that were evidenced by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

      A holder of shares of Series C Preferred Stock at the close of business on the record date for any Dividend Period shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares of Series C Preferred Stock following such record date and prior to such Dividend Payment Date and shall have no right to receive any dividend for such Dividend Period in respect of the shares of Common Stock into which such shares of Series C Preferred Stock were converted. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series C Preferred Stock or for dividends on the shares of Common Stock that are issued upon such conversion.

      Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and the Conversion Notice is received by the Company as aforesaid, and the person or persons in whose name or names any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

      (c) The Conversion Price shall be adjusted from time to time as follows:

            (i) If the Company shall, after the date on which any shares of Series C Preferred Stock are first issued (the "Issue Date"),
      (A) pay or make a dividend to holders of its Common Stock in Common Stock,
      (B) subdivide its outstanding Common Stock into a greater number of shares of Common Stock or (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such dividend or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series C Preferred Stock been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

            (ii) If the Company shall issue after the Issue Date rights, options or warrants to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of holders of shares of Common Stock entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of shares of Common Stock that the aggregate proceeds to the Company from the exercise of such rights, options or warrants for shares of Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below). In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the Company.

            (iii) If the Company shall distribute after the Issue Date to all holders of shares of Common Stock any other securities or evidences of its indebtedness or assets (excluding those rights, options and warrants referred to in and treated under subsection (ii) above, and excluding dividends paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the Company) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of shares of Common Stock entitled to receive such distribution. For the purposes of this subsection (iii), a dividend in the form of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of holders of shares of Common Stock entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series C Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series C Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend" and "the record date" within the meaning of the two preceding sentences).

            (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section VII (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section VII, the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section VII shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (c) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (c), as it in its discretion shall determine to be advisable in order that any Capital Stock dividend, subdivision of Capital Stock, reclassification or combination of Capital Stock, distribution of rights, options or warrants to purchase Capital Stock or securities, or a distribution consisting of other assets (other than cash distributions) hereafter made by the Company to its holders of Capital Stock shall not be taxable but any such adjustment shall not adversely affect the value of the Series C Preferred Stock.

      (d) If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (c)(i) of this
Section VII applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series C Preferred Stock that will contain provisions enabling the holders of shares of Series C Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction). The provisions of this subsection (d) shall similarly apply to successive Transactions.

      (e) If:

            (i) the Company shall declare a dividend on the shares of Common Stock (other than a cash dividend) or there shall be a reclassification, subdivision or combination of Common Stock; or

            (ii) the Company shall authorize the granting to the holders of the shares of Common Stock of rights, options or warrants to subscribe for or purchase any Capital Stock of any class or any other rights, options or warrants; or

            (iii) there shall be any reclassification of the shares of Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange involving the conversion or exchange of shares of Common Stock into securities or other property, or a self tender offer by the Company for all or substantially all of the shares of Common Stock, or the sale or transfer of all or substantially all of the assets of the Company as an entirety; or

            (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Company,

then the Company shall cause to be mailed to the holders of the shares of Series C Preferred Stock at their addresses as shown on the records of the Company, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section VII.

      (f) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the records of the Company.

      (g) In any case in which subsection (c) of this Section VII provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

      (h) For purposes of this Section VII, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company. The Company shall not make any distribution on shares of Common Stock held in the treasury of the Company.

      (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section VII, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

      (j) If the Company shall take any action affecting the shares of Common Stock, other than action described in this Section VII, that in the reasonable judgment of the Company would materially and adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Conversion Price for the shares of Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Company, determines to be equitable in the circumstances.

      (k) The Company covenants that shares of Common Stock issued upon conversion of the shares of Series C Preferred Stock shall be validly issued, fully paid and nonassessable. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the shares of Series C Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

      (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the shares of Series C Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

      (m) Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section VII (n) hereof), the Company agrees that it will apply the adjustment provisions of this Section VII and any related provisions as if the Series C Preferred Stock were issued and outstanding as of July 10, 2002. Thus, for example, if an event were to occur on December 31, 2002 that would adjust the number of shares of Common Stock into which the shares of Series C Preferred Stock would have been convertible had such shares of Series C Preferred Stock been outstanding as of such date, but the Series C Preferred Stock were not actually issued until December 31, 2003, then such adjustment would be applied so that, upon such issuance (but subject to further adjustment for subsequent events), the Series C Preferred Stock would be immediately convertible into the number of shares of Common Stock into which the Series C Preferred Stock would have been convertible had such shares of Series C Preferred Stock been outstanding on December 31, 2002.

      (n) Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Section VII shall be applied so that there is no duplication of adjustments made pursuant to any other document.

VIII. Ownership Limitations

      The shares of Series C Preferred Stock are subject to the restrictions on transferability and ownership provisions described in Article IV of the Certificate of Incorporation. The ownership limit as described in Article IV of the Certificate of Incorporation (the "Ownership Limit") shall mean that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series C Preferred Stock, is restricted in order to preserve the Company's status as a REIT for U.S. federal income tax purposes. Subject to certain limitations described in Article IV of the Certificate of Incorporation, the Board may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board to more than 9.8%. In addition, Article IV of the Certificate of Incorporation limits the ownership of "Existing Holders" (the "Existing Holder Limit") and also limits transfers that would cause the Company to become "closely held" within the meaning of Section 856(h) of the Code.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this 10th day of July, 2002.

                                GENERAL GROWTH PROPERTIES, INC.,
                                a Delaware corporation

                                By:      /s/ Bernard Freibaum
                                         -------------------------------------
                                         Name:   Bernard Freibaum
                                         Title:  Executive Vice President

ATTEST:

By:      /s/ Marshall E. Eisenberg
         ------------------------------
         Name:   Marshall E. Eisenberg
         Title:  Secretary

                                   APPENDIX C

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

              8.95% CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES G

                                       OF

                         GENERAL GROWTH PROPERTIES, INC.

            PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF

                              THE STATE OF DELAWARE

      General Growth Properties, Inc., a Delaware corporation (the "Company"), hereby certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board"), on April 9, 2002, adopted the following resolution creating a series of its preferred stock, par value $100 per share, liquidation preference $1,000 per share, designated as the "8.95% Cumulative Redeemable Preferred Stock, Series G";

      WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in its Certificate of Incorporation, to provide for the issuance of preferred stock in series and to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and

      WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the "8.95% Cumulative Redeemable Preferred Stock, Series G" and the number of shares constituting such preferred stock.

      NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 8.95% Cumulative Redeemable Preferred Stock, Series G on the terms and with the provisions herein set forth.

I.    Certain Definitions

      As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Act" shall mean the Securities Act of 1933, as amended.

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

      "Capital Stock" shall mean Common Stock or Preferred Stock. The term "Capital Stock" shall not include convertible debt securities.

      "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

      "Company" shall mean General Growth Properties, Inc., a Delaware corporation.

      "Dividend Period" shall mean quarterly dividend periods commencing on (and including) the fifteenth day of each January, April, July and October of each year and ending on (and including) the day preceding the first day of the next succeeding Dividend Period.

      "GGPLP L.L.C." shall mean GGPLP L.L.C., a Delaware limited liability company.

      "NYSE" shall mean the New York Stock Exchange.

      "Ownership Limitations" shall mean the restrictions on transferability and ownership described in Article IV of the Certificate of Incorporation, specifically, that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series G Preferred Stock, is restricted.

      "Redemption Date" shall mean any date fixed for redemption of the shares of Series G Preferred Stock by the Company.

      "Preferred Stock" shall mean the preferred stock, $100 par value per share, of the Company.

      "Series A Preferred Stock" shall mean the 7.25% Preferred Income Equity Redeemable Stock, Series A of the Company.

      "Series B Preferred Stock" shall mean the 8.95% Cumulative Redeemable Preferred Stock, Series B.

      "Series B Preferred Units" shall mean the 8.95% Series B Cumulative Redeemable Preferred Units of membership interest in GGPLP L.L.C.

      "Series G Preferred Stock" shall mean the 8.95% Cumulative Redeemable Preferred Stock, Series G.

      "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C., the principal corporate trust office of which currently is located at 150 North Wacker Drive, Suite 2120, Chicago, Illinois 60606, or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent for the Series G Preferred Stock.

II.   Designation and Number of Shares

      A series of preferred stock, designated the "8.95% Cumulative Redeemable Preferred Stock, Series G" (the "Series G Preferred Stock"), is hereby established. The par value of the Series G Preferred Stock is $100 per share, which is not a change in the par value per share of the Preferred Stock as set forth in the Certificate of Incorporation. The liquidation preference per share of the Series G Preferred Stock is $1,000. The authorized number of shares of Series G Preferred Stock is 75,000. The Series G Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

III.  Rank

      The Series G Preferred Stock, with respect to payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be deemed to rank:

      (a) senior to all classes or series of Common Stock and to all Capital Stock of the Company other than each series of Preferred Stock referred to in
Section III(b) or (c);

      (b) on a parity with the Series A Preferred Stock, Series B Preferred Stock, and each other series of Preferred Stock issued by the Company which provides by its express terms that it ranks on parity with the Series G Preferred Stock with respect to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company; and

      (c) junior to any class or series of Capital Stock that is issued by the Company in accordance with Section IV(a).

IV.   Voting

      (a) So long as any shares of Series G Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least fifty-one percent (51%) of the shares of Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of Capital Stock ranking senior to the Series G Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or reclassify any Common Stock into Capital Stock ranking senior to or on parity with the Series G Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, (ii) issue additional shares of Series G Preferred Stock (other than those issued in exchange for Series B Preferred Units pursuant to the operating agreement of GGPLP L.L.C.) or (iii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise (an "Event"), so as to negate the provisions of clause (i) or (ii) of this paragraph or materially and adversely affect any special right, preference, privilege or voting power of the holders of Series G Preferred Stock; provided, however, (A) with respect to the occurrence of any of the Events set forth in clause (iii) of this paragraph, so long as shares of Series G Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series G Preferred Stock and (B) any increase in the amount of the authorized Preferred Stock or any series of the Preferred Stock or the creation or issuance of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      (b) Notwithstanding anything to the contrary contained herein, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

      (c) For purposes of the foregoing provisions of this Section IV, each share of Series G Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series G Preferred Stock shall not have any relative, participating, optional or other voting rights and powers or the right to receive notice of meetings and the consent of the holders thereof shall not be required for the taking of any corporate action.

V.    Dividends.

      (a) The holders of shares of the Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets legally available for the payment of dividends and subject to the right to payment of holders of Capital Stock ranking senior to or on parity with the Series G Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company, quarterly cumulative cash dividends in an amount per share of Series G Preferred Stock equal to 8.95% of the $1,000 liquidation preference thereof per annum (or $22.375 per quarter). Dividends on the shares of the Series G Preferred Stock are cumulative and shall accrue from and after the date of issuance thereof (the "Series G Initial Issuance Date"), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Dividends on the shares of the Series G Preferred Stock shall be payable in arrears quarterly when, as and if declared by the Board, on the fifteenth day of each January, April, July and October or, if not a Business Day, the next succeeding Business Day, beginning on the first such date following the Initial Series G Issuance Date (each, a "Dividend Payment Date"). Each such dividend shall be payable in arrears to holders of record of shares of the Series G Preferred Stock, as such holders appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

      (b) The amount of dividends payable per share of Series G Preferred Stock for each full Dividend Period shall equal the quotient of 8.95% of the $1,000 liquidation preference thereof divided by four (or $22.375). The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series G Preferred Stock, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series G Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as provided in this Section V, on the Series G Preferred Stock. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears.

      (c) Notwithstanding the foregoing, dividends on the Series G Preferred Stock shall accumulate whether or not there are funds legally available for the payment thereof and whether or not such distributions are authorized.

      (d) Except as provided in Section V(e) herein, so long as any shares of Series G Preferred Stock are outstanding, no dividends (other than in Common Stock or other Capital Stock of the Company ranking junior to the Series G Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set apart for payment upon the Common Stock or any other class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, on a parity with or junior to the Series G Preferred Stock, for any period nor shall any Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Series G Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes) unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Stock for all Dividend Periods ending on or prior to the dividend payment date for such other class or series of capital stock or the date of such redemption, purchase or other acquisition, as the case may be.

      (e) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series G Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other Capital Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series G Preferred Stock and such other Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Capital Stock does not have a cumulative dividend) bear to each other.

VI.   Liquidation Preference.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to the rights of holders of Capital Stock ranking senior to the Series G Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other Capital Stock ranking junior to the Series G Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of shares of the Series G Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Company a liquidation preference of $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series G Preferred Stock, are insufficient to pay in full the preferential amount aforesaid on the shares of Series G Preferred Stock and liquidating payments on any other shares of any class or series of Capital Stock ranking, as to payment of amounts upon the liquidation, dissolution or winding-up of the Company, on a parity with the Series G Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series G Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series G Preferred Stock and such other stock if all amounts payable thereon were paid in full. For the purposes of this Section VI, none of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Company.

      (b) Written notice of such liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

      (c) After payment of the full amount of liquidating distributions to which they are entitled, the holders of Series G Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

VII. Redemption.

      (a) General. The shares of Series G Preferred Stock are not redeemable prior to April 17, 2007. To ensure that the Company remains a qualified REIT for U.S. federal income tax purposes, however, the Series G Preferred Stock shall be subject to the provisions of Article IV of the Certificate of Incorporation pursuant to which Series G Preferred Stock owned by a stockholder (i) in excess of the Ownership Limit or the Existing Holder Limit (as defined in Section VIII hereof) or (ii) that would cause the Company to become "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code") shall automatically be transferred to a Trust (as defined in Article IV of the Certificate of Incorporation) and the Company shall have the right to purchase such shares, as provided in Article IV of the Certificate of Incorporation, notwithstanding the first sentence of this paragraph (a).

      (b) Cash Redemption Right. On and after April 17, 2007, the Company, at its option, upon giving notice as provided below, may redeem the Series G Preferred Stock, in whole or from time to time in part, at the redemption price per share of Series G Preferred Stock of $1,000, plus, in each case, all dividends accumulated and unpaid on such Series G Preferred Stock to the date of such redemption (the "Redemption Right").

      (c)   Limitations on Redemption.

            (i) If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be determined pro rata or by lot. If such redemption is to be by lot and, as a result of such redemption, (i) any holder of Series G Preferred Stock would become a holder of a number of shares of Series G Preferred Stock in excess of the Ownership Limit or the Existing Holder Limit or
(ii) the Company would become "closely held" within the meaning of Section 856(h) of the Code because such holder's Series G Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Certificate of Incorporation, the Company will redeem the requisite number of shares of Series G Preferred Stock of such holder such that the holder of such shares (i) will not hold in excess of the Ownership Limit or the Existing Holder Limit subsequent to such redemption or (ii) will not cause the Company to become "closely held" within the meaning of Section 856(h) of the Code.

            (ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all outstanding shares of Series G Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all Dividend Periods ending on or prior to the date of redemption or purchase, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series G Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for payment for all past Dividend Periods, the Company shall not purchase or otherwise acquire directly or indirectly any Series G Preferred Stock, or any shares of any class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, junior to or on a parity with the Series G Preferred Stock (except by conversion into or exchange for Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company and except for redemptions for the purposes of maintaining the Company's qualification as a REIT).

            (iii) Immediately prior to any redemption of any Series G Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends with respect thereto through the Redemption Date, unless a Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of shares of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date. Except as provided above, the Company will make no payment, or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Stock for which a notice of redemption has been given.

      (d)   Procedures for Redemption.

            (i) Notice of redemption pursuant to the Redemption Right shall be mailed, not less than 20 nor more than 60 days prior to the Redemption Date, to each holder of record of shares of Series G Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Company, or by publication in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to holders of the shares of Series G Preferred Stock to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof, to any particular holder, shall affect the sufficiency of notice or the validity of the proceedings for the redemption of any shares of Series G Preferred Stock with respect to any other holder.

            (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted to trading, such notice shall state, as appropriate: (i) the Redemption Date, (ii) the cash redemption price per share of Series G Preferred Stock, (iii) the number of shares of Series G Preferred Stock to be redeemed from such holder (and, if fewer than all the shares of Series G Preferred Stock are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for shares of such Series G Preferred Stock are to be surrendered for payment of the redemption price in cash and (v) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date.

            (iii) On or after the Redemption Date, each holder of shares of Series G Preferred Stock to be redeemed shall present and surrender the certificates representing his Series G Preferred Stock to the Company at the place designated in the notice of redemption and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series G Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series G Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

            (iv) From and after the Redemption Date (unless the Company fails to make available an amount in cash necessary to effect such redemption), all dividends on the Series G Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price (including all accumulated and unpaid dividends up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's books, all rights of the holders of shares of the Series G Preferred Stock shall cease (except the right to receive the cash payable upon such redemption) and such shares shall not be deemed to be outstanding for any purpose whatsoever.

      The Company's obligation to provide cash in accordance with this Section VII shall be deemed fulfilled if, on or before the Redemption Date, the Company elects to deposit the cash necessary for redemption of the shares of Series G Preferred Stock so called with a bank or trust company that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series G Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series G Preferred Stock to be redeemed on any cash so set aside by the Company. Any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company. If the Company elects to deposit the cash necessary for redemption with a bank or trust company, in accordance with this subsection (d)(iv), the redemption notice to holders of the shares of Series G Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of redemption and
(iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid dividends to the Redemption Date).

      (e) Status of Redeemed Shares of Series G Preferred Stock. Subject to the provisions of Section III, any shares of Series G Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

VIII. Ownership Limitations.

      The shares of Series G Preferred Stock are subject to the restrictions on transferability and ownership provisions described in Article IV of the Certificate of Incorporation. The ownership limit as described in Article IV of the Certificate of Incorporation (the "Ownership Limit") shall mean that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series G Preferred Stock, is restricted in order to preserve the Company's status as a REIT for U.S. federal income tax purposes. Subject to certain limitations described in Article IV of the Certificate of Incorporation, the Board may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board to more than 9.8%. In addition, Article IV of the Certificate of Incorporation limits the ownership of "Existing Holders" (the "Existing Holder Limit") and also limits transfers that would cause the Company to become "closely held" within the meaning of Section 856(h) of the Code. Notwithstanding anything to the contrary contained herein, the provisions hereof shall not limit or prohibit the purchase by the Company of shares of any class or series of Capital Stock pursuant to Article IV of the Certificate of Incorporation.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed in its name and on its behalf and attested to by its duly authorized officers on this 16th day of April, 2002.

                                         GENERAL GROWTH PROPERTIES, INC.

                                         By: /s/ Bernard Freibaum
                                             ----------------------------------
                                             Name:  Bernard Freibaum
                                             Title: Executive Vice President

                                   APPENDIX D

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

               7% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES H

                                       OF

                         GENERAL GROWTH PROPERTIES, INC.

     Pursuant to Section 151 of the General Corporation Law of the State Of
                                    Delaware

      General Growth Properties, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution creating a series of its preferred stock, par value $100 per share, liquidation preference $1,000 per share, designated as the 7% Cumulative Convertible Preferred Stock, Series H, has been adopted by the Board of Directors of the Company (the "Board") pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and by the Preferred Stock Pricing Committee of the Board (the "Pricing Committee") pursuant to the authority conferred on the Pricing Committee by the Board in accordance with Section 141(c) of the DGCL.

      WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in its Certificate of Incorporation, to provide for the issuance of preferred stock in series and to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and

      WHEREAS, it is the desire of the Board of Directors and the Pricing Committee, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the "7% Cumulative Convertible Preferred Stock, Series H" and the number of shares constituting such preferred stock.

      NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 7% Cumulative Convertible Preferred Stock, Series H on the terms and with the provisions herein set forth:

I.    Certain Definitions

      As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Capital Stock" shall mean Common Stock or Preferred Stock. The term "Capital Stock" shall not include convertible debt securities.

      "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

      "Dividend Payment Date" shall mean, with respect to any Dividend Period, the payment date for the dividend declared by the Company on its shares of Common Stock for such Dividend Period or, if no such payment date is established, the last business day of the first full month following such Dividend Period.

      "Dividend Period" shall mean the quarterly period that is then the dividend period with respect to the Common Stock or, if no such dividend period is established, the calendar quarter shall be the Dividend Period; provided that
(a) the initial Dividend Period with respect to any share of Series H Preferred Stock shall commence on the date of issuance thereof and end on and include the last day of the then current quarterly period that is then the dividend period with respect to the Common Stock and (b) the Dividend Period in which the final liquidation payment is made shall commence on the first day following the immediately preceding Dividend Period and end on the date of such final liquidation payment.

      "Fair Market Value" shall mean the average of the daily Closing Price during the ten consecutive Trading Days ending on the earlier of (i) the business day immediately preceding the day in question with respect to the issuance or distribution requiring such computation and (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Closing Price.

      "Ownership Limitations" shall mean the restrictions on transferability and ownership described in Article IV of the Certificate of Incorporation, specifically, that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series H Preferred Stock, is restricted.

      "Preferred Stock" shall mean the preferred stock, par value $100 per share, of the Company.

      "Relevant Dividend Periods" shall mean (a) each of the three (3) consecutive Dividend Periods the last of which ends during the 90-day period referred to in the last paragraph of Section VII(b) and (b) the next immediately following Dividend Period after the third Dividend Period described in clause
(a) above.

      "Series A Preferred Stock" shall mean the Preferred Stock designated as 7.25% Preferred Income Equity Redeemable Stock, Series A.

      "Series B Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Preferred Stock, Series B.

      "Series C Preferred Stock" shall mean the Preferred Stock designated as 8.5% Cumulative Convertible Preferred Stock, Series C.

      "Series D Preferred Stock" shall mean the Preferred Stock designated as 8.75% Cumulative Redeemable Preferred Stock, Series D.

      "Series E Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Preferred Stock, Series E.

      "Series F Preferred Stock" shall mean the Preferred Stock designated as 8.75% Cumulative Redeemable Preferred Stock, Series F.

      "Series G Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Preferred Stock, Series G.

      "Series C Preferred Units" shall mean the 7% Series C Cumulative Convertible Preferred Units of limited partnership in GGP Limited Partnership, a Delaware limited partnership.

      "Twelfth Anniversary Date" shall mean the twelfth anniversary of the date hereof. Capitalized terms used herein without definition shall have the meanings set forth in the Certificate of Incorporation.

II.   Designation and Number of Shares

      A series of Preferred Stock, designated the "7% Cumulative Convertible Preferred Stock, Series H" (the "Series H Preferred Stock"), is hereby established. The par value of the Series H Preferred Stock is $100 per share, which is not a change in the par value of the shares of Preferred Stock as set forth in the Certificate of Incorporation. The authorized number of shares of Series H Preferred Stock shall be 41,131.

III.  Rank

      The Series H Preferred Stock, with respect to payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be deemed to rank:

      (a) senior to all classes or series of Common Stock and to all Capital Stock the terms of which provide that such Capital Stock shall rank junior to the Series H Preferred Stock;

      (b) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and each other series of Preferred Stock issued by the Company which does not provide by its express terms that it ranks junior or senior in right of payment to the Series H Preferred Stock with respect to payment of dividends or amounts upon liquidation, dissolution or winding-up; and

      (c) junior to any class or series of Capital Stock issued by the Company that ranks senior to the Series H Preferred Stock and has been approved in accordance with Section IV(b).

IV.   Voting

      (a) Holders of shares of the Series H Preferred Stock shall not have any voting rights, except as required by applicable law and as described below in this Section IV.

      (b) So long as any shares of Series H Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of Capital Stock ranking senior to the Series H Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or reclassify any authorized shares of Capital Stock of the Company into such Capital Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such Capital Stock; or
(ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger or consolidation or otherwise (an "Event"), so as to negate the provisions of clause (i) or (ii) of this paragraph or so as to materially and adversely affect any special right, preference, privilege or voting power of the Series H Preferred Stock or the holders thereof. Notwithstanding anything to the contrary contained herein, each of the following shall be deemed not to (i) materially and adversely affect any special right, preference, privilege or voting power of the Series H Preferred Stock or (ii) otherwise require the vote or consent of the holders of shares of Series H Preferred Stock: (X) the occurrence of any merger, consolidation, entity conversion, share exchange, recapitalization of the Capital Stock or other business combination or reorganization so long as either (1) the Company is the surviving entity and the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged or (2) if the Company is not the surviving entity in such transaction, interests in an entity having substantially the same rights and terms with respect to rights to dividends, voting, redemption and conversion as the Series H Preferred Stock are exchanged or substituted for the Series H Preferred Stock without any income, gain, or loss expected to be recognized by the holder upon the exchange or substitution for federal income tax purposes (and with the terms of the Common Stock or such other securities for which the Series H Preferred Stock (or the substitute or exchanged security therefor) is convertible or redeemable materially the same with respect to rights to dividends, voting, and redemption), (Y) any increase in the amount of the authorized Preferred Stock or Common Stock or the creation or issuance of any other series of Preferred Stock or Common Stock or any increase in the amount of authorized or issued Common Stock, Series H Preferred Stock or any other series of Preferred Stock, in each case so long as such Capital Stock ranks on a parity with or junior to the Series H Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, and (Z) the dissolution, liquidation and/or winding up of the Company.

      (c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been converted or redeemed.

      (d) For purposes of the foregoing provisions of this Section IV, each share of Series H Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series H Preferred Stock shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

V.    Dividends

      (a) With respect to each Dividend Period and subject to the rights of the holders of shares of Preferred Stock ranking senior to or on parity with the Series H Preferred Stock, the holders of shares of Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Company legally available for the payment of dividends, quarterly cumulative cash dividends in an amount per share of Series H Preferred Stock equal to the greater of (i) $17.50 (the "Base Quarterly Dividend") and (ii) the amount of the regular quarterly cash dividends for such Dividend Period upon the number of shares of Common Stock (or portion thereof) into which such share of Series H Preferred Stock is then convertible in accordance with Section VII hereof. Notwithstanding anything to the contrary contained herein, the amount of dividends described under each of clause (i) and (ii) of this paragraph for the initial Dividend Period, or any other period shorter than a full Dividend Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. Such dividends shall, with respect to each share of Series H Preferred Stock, accrue from its issue date, whether or not in, or with respect to, any Dividend Period or Periods (A) the dividends described above are declared, (B) the Company is contractually prohibited from paying such dividends or (C) there shall be assets of the Company legally available for the payment of such dividends. The dividends on the Series H Preferred Stock for each Dividend Period shall, if and to the extent declared or authorized by the Board, be paid in arrears (without interest or other amount) on the Dividend Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Dividend Period or Periods (X) the dividends are declared, (Y) the Company is contractually prohibited from paying such dividends or (Z) there shall be assets of the Company legally available for the payment of such dividends. The record date for dividends to the holders of shares of Series H Preferred Stock for any Dividend Period shall be the same as the record date for the dividends to the holders of shares of Common Stock for such Dividend Period (or, if no such record date is set for the Common Stock, the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls if prior to such Dividend Payment Date; otherwise, the fifteenth day of the immediately preceding calendar month). Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made upon shares of Series H Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares of Series H Preferred Stock which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any dividend payment or payments on the Series H Preferred Stock, whether or not in arrears.

      (b) No dividend on the Series H Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any bona fide agreement of the Company, including any agreement relating to its bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law (and such failure to pay dividends on the Series H Preferred Stock shall prohibit other dividends by the Company as described in Sections V(c) or (d) hereof). Notwithstanding the foregoing, dividends on the Series H Preferred Stock shall accumulate whether or not any of the foregoing restrictions exist.

      (c) Except as provided in subsection V(d) herein, so long as any shares of Series H Preferred Stock are outstanding, (i) no dividends (other than in Common Stock or other Capital Stock of the Company ranking junior to the Series H Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set apart for payment upon the Common Stock or any other class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, on a parity with or junior to the Series H Preferred Stock, for any period and (ii) no Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series H Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Series H Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes) unless, in the case of either clause (i) or (ii), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Stock for all Dividend Periods ending on or prior to the dividend payment date for the Common Stock or such other class or series of Capital Stock or the date of such redemption, purchase or other acquisition.

      (d) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series H Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series H Preferred Stock, all dividends declared upon the Series H Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series H Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and such other Capital Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series H Preferred Stock and such other Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Capital Stock does not have a cumulative dividend) bear to each other.

      (e) The holders of the shares of Series H Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends as described in V(a) above.

VI.   Liquidation Preference

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other Capital Stock ranking junior to the Series H Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of shares of the Series H Preferred Stock shall, with respect to each such share, be entitled to receive, out of the assets of the Company available for distribution to stockholders after payment or provision for payment of all debts and other liabilities of the Company and subject to the rights of the holders of any shares of Preferred Stock ranking senior to or on parity with the Series H Preferred Stock with respect to payment of amounts upon liquidation, dissolution or winding-up of the Company, an amount equal to the greater of (i) $1,000.00, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions) and (ii) the amount that a holder of such share of Series H Preferred Stock would have received upon final distribution in respect of the number of shares of Common Stock into which such share of Series H Preferred Stock (including all accumulated and unpaid dividends (whether or not earned or declared) with respect thereto) was convertible immediately prior to such date of final distribution. If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series H Preferred Stock, are insufficient to pay in full the preferential amount aforesaid on the shares of Series H Preferred Stock and liquidating payments on any other shares of any class or series of Capital Stock ranking, as to payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Company, on a parity with the Series H Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series H Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series H Preferred Stock and such other stock if all amounts payable thereon were paid in full. For the purposes of this Section VI, none of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Company.

      (b) Written notice of such liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series H Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

      (c) After payment of the full amount of liquidating distributions to which they are entitled as provided in Section VI(a) above, the holders of shares of Series H Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

VII. Conversion. Holders of shares of Series H Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

      (a) A holder of shares of Series H Preferred Stock shall have the right, at such holder's option, at any time, to convert any whole number of shares of Series H Preferred Stock, into fully paid and non-assessable shares of Common Stock; provided, however, that the conversion right may not be exercised at any one time by a holder of shares of Series H Preferred Stock with respect to less than 50 shares of Series H Preferred Stock (or all the shares of Series H Preferred Stock then owned by such holder if such holder owns less than 50 shares of Series H Preferred Stock). Each share of Series H Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing (i) the $1,000 base liquidation preference per each share of Series H Preferred Stock, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) with respect thereto by (ii) a conversion price of $61.6575 per share of Common Stock (equivalent to an initial anticipated conversion rate of 16.2186 shares of Common Stock for each share of Series H Preferred Stock), subject to adjustment as described in Section VII(c) hereof (the "Conversion Price"). No fractional shares of Common Stock will be issued upon any conversion of shares of Series H Preferred Stock. Instead, the number of shares of Common Stock to be issued upon each conversion shall be rounded down to the nearest whole number of shares of Common Stock, and the Company shall pay cash for the fractional share based on the Fair Market Value.

      (b) To exercise the conversion right, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the principal office of the Company accompanied by a written notice to the Company (the "Conversion Notice") indicating that the holder thereof elects to convert such share of Series H Preferred Stock and containing representations and warranties of such holder that (i) such holder has good and marketable title to such share of Series H Preferred Stock, free and clear of all liens, claims and encumbrances, (ii) such holder has such knowledge and experience in financial and business matters such that such holder is capable of evaluating the merits and risks of receiving and owning the shares of Common Stock that may be issued to it in exchange for such share of Series H Preferred Stock, (iii) such holder is able to bear the economic risk of such ownership and (iv) such shares of Common Stock to be acquired by such holder pursuant to this Section VII would be acquired by such holder for its own account, for investment purposes only and not with a view to, and with no present intention of, selling or distributing the same in violation of federal or state securities laws. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series H Preferred Stock is registered, each share of Series H Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

      As promptly as practicable after the surrender of certificates for shares of Series H Preferred Stock and delivery of the Conversion Notice as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on the holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series H Preferred Stock in accordance with the provisions of this Section VII. In addition, the Company shall issue and deliver to such holder a certificate or certificates evidencing any shares of Series H Preferred Stock that were evidenced by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

      A holder of shares of Series H Preferred Stock at the close of business on the record date for any Dividend Period shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares of Series H Preferred Stock following such record date and prior to such Dividend Payment Date and shall have no right to receive any dividend for such Dividend Period in respect of the shares of Common Stock into which such shares of Series H Preferred Stock were converted. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series H Preferred Stock or for dividends on the shares of Common Stock that are issued upon such conversion.

      Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series H Preferred Stock shall have been surrendered and the Conversion Notice is received by the Company as aforesaid, and the person or persons in whose name or names any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

      Notwithstanding anything to the contrary contained herein, all holders of shares of Series H Preferred Stock shall be deemed to have delivered a Conversion Notice (and therefore exercised their conversion rights effective as of the time specified in the next sentence) as to all shares of Series H Preferred Stock if (a) with respect to any period of 90 consecutive calendar days following the Twelfth Anniversary Date, the trading price of a share of Common Stock (calculated based on the average of the intra-day high and low) exceeds on each trading day during such 90-day period the Conversion Price then in effect and (b) the amount of the dividend (as calculated in accordance with Section V(a)(ii) hereof) for each of the four (4) Relevant Dividend Periods upon the number of shares of Common Stock (or portion thereof) into which a share of Series H Preferred Stock is then convertible in accordance with this Section VII exceeds the Base Quarterly Dividend. The forced conversion referred to in this paragraph shall be effective at the close of business on the Dividend Payment Date for the last Relevant Dividend Period.

      (c) The Conversion Price shall be adjusted from time to time as follows:

            (i) If the Company shall, after the date on which any shares of Series H Preferred Stock are first issued (the "Issue Date"), (A) pay or make a dividend to holders of its Common Stock in Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of Capital Stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such dividend or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series H Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series H Preferred Stock been converted immediately prior to close of business on the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

            (ii)If the Company shall issue after the Issue Date rights, options or warrants to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of holders of shares of Common Stock entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of shares of Common Stock that the aggregate proceeds to the Company from the exercise of such rights, options or warrants for shares of Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below). In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the Company.

            (iii) If the Company shall distribute after the Issue Date to all holders of shares of Common Stock any other securities or evidences of its indebtedness or assets (excluding those rights, options and warrants referred to in and treated under subsection (ii) above, and excluding dividends paid exclusively in cash) (any of the foregoing being hereinafter in this subsection
(iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the Company) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of shares of Common Stock entitled to receive such distribution. For the purposes of this subsection (iii), a dividend in the form of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of holders of shares of Common Stock entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series H Preferred Stock after such determination date (together with dividends thereon paid to holders of shares of Common Stock prior thereto), shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series H Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend" and "the record date" within the meaning of the two preceding sentences).

            (iv)Notwithstanding the foregoing, no adjustment shall be made pursuant to the preceding clauses (ii) and (iii) that would result in an increase in the Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section VII (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section VII, the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any (i) shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under such plan or (ii) any options, rights or shares of Common Stock pursuant to any stock option, stock purchase or any stock-based compensation plan maintained by the Corporation. All calculations under this Section VII shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

      (d) If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, entity conversion, share exchange, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock or other business combination or reorganization and excluding any transaction as to which subsection (c)(i) of this Section VII applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be exchanged for or converted into the right, or the holders of such shares shall otherwise be entitled, to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series H Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction (and thus remains outstanding) shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series H Preferred Stock (including all dividends (whether or not earned or declared) accumulated and unpaid thereon) was convertible immediately prior to such Transaction, assuming such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. In the event that holders of shares of Common Stock have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such transaction the Company shall give prompt written notice to each holder of shares of Series H Preferred Stock of such election, and each holder of shares of Series H Preferred Stock shall also have the right to elect, by written notice to the Company, the form or type of consideration to be received upon conversion of each share of Series H Preferred Stock held by such holder following consummation of such Transaction. If a holder of shares of Series H Preferred Stock fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each share of Series H Preferred Stock held by such holder (or by any of its transferees) the same consideration that a holder of that number of shares of Common Stock into which one share of Series H Preferred Stock was convertible immediately prior to such Transaction would receive if such holder failed to make such an election. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series H Preferred Stock that will contain provisions enabling the holders of shares of Series H Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction as specified above). The provisions of this subsection (d) shall similarly apply to successive Transactions.

      (e) If:

            (i) the Company shall declare a dividend on the shares of Common Stock (other than a cash dividend) or there shall be a reclassification, subdivision or combination of Common Stock; or

            (ii)the Company shall authorize the granting to the holders of the shares of Common Stock of rights, options or warrants to subscribe for or purchase any Capital Stock of any class or any other rights, options or warrants; or

            (iii) there shall be any reclassification of the shares of Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange involving the conversion or exchange of shares of Common Stock into securities or other property, or a share exchange involving the conversion or exchange of shares of Common Stock into securities or other property, a self tender offer by the Company for all or substantially all of the shares of Common Stock, or the sale or transfer of all or substantially all of the assets of the Company as an entirety; or

            (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Company,

then the Company shall cause to be mailed to the holders of the shares of Series H Preferred Stock at their addresses as shown on the records of the Company, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section VII.

      (f) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series H Preferred Stock at such holder's last address as shown on the records of the Company.

      (g) In any case in which subsection (c) of this Section VII provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Series H Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of fractions pursuant to subsection (a) of this Section VII.

      (h) For purposes of this Section VII, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company. The Company shall not make any distribution on shares of Common Stock held in the treasury of the Company.

      (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section VII, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

      (j) If the Company shall take any action affecting the Common Stock, other than action described in this Section VII, that in the reasonable judgment of the Company would materially affect the conversion rights of the holders of the shares of Series H Preferred Stock, the Conversion Price for the Series H Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Company, determines to be equitable in the circumstances.

      (k) The Company covenants that shares of Common Stock issued upon conversion of the shares of Series H Preferred Stock shall be validly issued, fully paid and non-assessable and the holder thereof shall be entitled to rights of a holder of shares of Common Stock specified in the Certificate of Incorporation. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series H Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations in respect thereof.

      (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the shares of Series H Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series H Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

      (m) Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section VII(n) hereof), the Company agrees that it will apply the adjustment provisions of this Section VII and any related provisions as if the Series H Preferred Stock were issued and outstanding as of November 27, 2002. Thus, for example, if an event were to occur on December 31, 2002 that would adjust the number of shares of Common Stock into which the shares of Series H Preferred Stock would have been convertible had such shares of Series H Preferred Stock been outstanding as of such date, but the Series H Preferred Stock were not actually issued until December 31, 2003, then such adjustment would be applied so that, upon such issuance (but subject to further adjustment for subsequent events), the Series H Preferred Stock would be immediately convertible into the number of shares of Common Stock into which the Series H Preferred Stock would have been convertible had such shares of Series H Preferred Stock been outstanding on December 31, 2002.

      (n) Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Section VII shall be applied so that there is no duplication of adjustments made pursuant to any other document.

VIII. Ownership Limitations

      The shares of Series H Preferred Stock are subject to the restrictions on transferability and ownership provisions described in Article IV of the Certificate of Incorporation. The ownership limit as described in Article IV of the Certificate of Incorporation (the "Ownership Limit") shall mean that ownership of more than 7.5% of the value of the outstanding shares of

Capital Stock of the Company, including the Series H Preferred Stock, is restricted in order to preserve the Company's status as a REIT for U.S. federal income tax purposes. Subject to certain limitations described in Article IV of the Certificate of Incorporation, the Board may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board to more than 9.8%. In addition, Article IV of the Certificate of Incorporation limits the ownership of "Existing Holders" (the "Existing Holder Limit") and also limits transfers that would cause the Company to become "closely held" within the meaning of
Section 856(h) of the Code.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this 27th day of November, 2002.

                                    GENERAL GROWTH PROPERTIES, INC., a
                                    Delaware corporation

                                    By:        /s/ Bernard Freibaum
                                         ---------------------------------------
                                         Bernard Freibaum, Executive Vice
                                         President

ATTEST:

By:     /s/ Marshall E. Eisenberg
    -------------------------------------------
    Marshall E. Eisenberg, Secretary